Exhibit 99.1

First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 3900
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

THIRD QUARTER 2015 RESULTS

•	Occupancy of 95.5%, Up 40 Basis Points from 2Q15, 160 Basis Points from 3Q14

•	Same Store NOI Grew 5.9%; Cash Rental Rates Up 2.4%, GAAP Up 11.9%

•	Started Three New Developments Totaling 1 Million SF, Total Estimated Investment of $55.4 Million

•	Placed In Service a 100% Leased, 222,000 SF Development in Dallas

•	Acquired a 366,000 SF Distribution Center in the Inland Empire for $29.0 Million

•	Acquired a Two-Building, 1 Million SF Portfolio in Baltimore/Washington DC for $61.9 Million in 4Q15

•	Sold 873,000 SF of Properties and One Land Parcel for $35.7 Million in 3Q15 and 4Q15

CHICAGO, October 28, 2015 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully-integrated owner, operator and developer of industrial real estate, today announced results for the third quarter of 2015. Diluted net income available to common stockholders per share (EPS) was $0.13, compared to $0.19 in the year ago quarter.

First Industrial’s third quarter diluted FFO was $0.35 per share/unit, compared to $0.32 per share/unit a year ago.

“Through the leasing efforts of our team and the strength of the industrial market, we drove our occupancy to 95.5% while delivering strong growth in same store net operating income” said Bruce W. Duncan, First Industrial’s president and CEO. “We continue to enhance our long-term cash flow growth profile using the strengths of our platform and people to execute on new developments, acquisitions, targeted sales and balance sheet improvements.”

Portfolio Performance – Third Quarter 2015

•	In-service occupancy was 95.5% at the end of the third quarter, compared to 95.1% at the end of the second quarter of 2015 and 93.9% at the end of the third quarter of 2014.

•	Tenants were retained in 77.7% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 5.9%. Including lease termination fees, same property NOI increased 4.4%. Both measures exclude the impact of the $1.0 million portion of a one-time restoration fee recognized during the third quarter of 2014.

•	Rental rates increased 2.4% on a cash basis and increased 11.9% on a GAAP basis; leasing costs were $2.86 per square foot.

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Development Leasing

In the third quarter, the Company:

•	Placed in service its 222,000 square-foot First Pinnacle Industrial Center II in Dallas, which is 100% leased on a long-term basis.

•	Pre-leased 172,000 square feet, or 72%, of First Park @ Ocean Ranch in Southern California.

•	Pre-leased an incremental 142,000 square feet at First Park Tolleson in Phoenix bringing that 386,000 square-foot facility to 81% leased.

•	Leased an additional 43,000 square feet at Interstate North Business Park II in Minneapolis.

Investment and Disposition Activities

In the third quarter, the Company:

•	Started development of a 600,000 square-foot distribution center at its 309-acre First Park 94 in the Southeast Wisconsin submarket of Chicago purchased during the third quarter for $13.4 million; estimated investment for this “Building I” is $29.1 million.

•	Commenced development of the 188,000 square-foot First San Michele Logistics Center in the Inland Empire, estimated investment of $12.2 million.

•	Started construction of First Arlington Commerce Center II, a 232,000 square-foot building in the Great Southwest submarket of Dallas, estimated investment of $14.1 million.

•	Acquired a 100% leased, 366,000 square-foot distribution center in the Inland Empire for $29.0 million.

•	Acquired a new development site in the Dallas market for $4.1 million.

•	Sold three buildings totaling 75,000 square feet and a land parcel for gross proceeds of $7.5 million.

In the fourth quarter to date, the Company:

•	Acquired a two-building portfolio in the I-95 North Corridor of the Baltimore/Washington DC market for $61.9 million, comprised of a 644,000 square-foot distribution center 100% leased on a long-term basis and a 349,000 square-foot facility leased on a short-term basis.

•	Sold two portfolios for a total of $28.2 million, comprised of a 23-building, 665,000 square-foot light industrial/flex portfolio in the Detroit market for $17.8 million and a six-building flex portfolio in Houston for $10.4 million.

“We are redeploying our disposition proceeds and retained cash flow into high quality properties where we can create value and deliver long-term cash flow growth for shareholders,” said Johannson Yap, chief investment officer.

Capital Markets Activity

In the third quarter, the Company:

•	Closed a new $260 million unsecured term loan with a seven-year term. The loan features interest-only payments and initially bears an interest rate of LIBOR plus 160 basis points. The rate is subject to adjustment based on the Company’s leverage or credit ratings. The Company also entered into interest rate swap agreements to effectively convert the loan’s rate to a fixed interest rate of approximately 3.39% per annum based on the loan’s current credit spread.

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First Industrial Investor Day: November 12, 2015 in New York City

The Company will host Investor Day on Thursday, November 12, 2015 in New York City, with presentations scheduled to begin at 12:00 p.m. Eastern time (11:00 a.m. Central). The event will feature presentations from First Industrial’s senior management and regional teams regarding the Company’s portfolio, current development investments, and growth opportunities. For additional information on Investor Day, contact Art Harmon, vice president of investor relations and marketing, at aharmon@firstindustrial.com.

Outlook for 2015

Mr. Duncan stated, “The industrial real estate market continues to enjoy broad-based demand which is driving occupancy and rental rates higher. Given the strength of the market, our team is capturing incremental cash flow from lease-up, pushing on rental rates and term, and securing contractual rent escalations.”

	Low End of	High End of
	Guidance for 2015	Guidance for 2015
	(Per share/unit)	(Per share/unit)

Net Income Available to Common Stockholders	0.33	0.37
Add: Real Estate Depreciation/Amortization	0.98	0.98
Add: Non-NAREIT Compliant Gains Through 3Q15	(0.11)	(0.11)

FFO (NAREIT Definition)	$1.20	$1.24

FFO Before Impact of Settlement of Interest Rate Protection Agreements, Acquisition Costs and NAREIT Compliant Gain YTD	$1.31	$1.35

The following assumptions were used:

•	Average quarter-end in-service occupancy of 94.75% to 95.25%, a tightening of the range.

•	Same-store NOI growth on a cash basis of positive 4.5% to 5.5% for the full year, excluding lease termination fees as well as the one-time restoration fee recognized in the comparative period of 2014, an increase of 50 basis points at the midpoint from our prior guidance.

•	General and administrative expense of approximately $24.8 million to $25.8 million, an increase of $750,000 at the midpoint from our prior guidance, reflecting increased compensation costs.

•	Guidance reflects the payoff of approximately $23 million of secured debt with an interest rate of 5.58% in the fourth quarter of 2015.

•	Guidance includes the incremental costs related to the Company’s developments in process. In total, the Company expects to capitalize $0.02 per share of interest related to its developments in 2015.

•	Guidance includes the impact of the Baltimore/Washington DC acquisition and two portfolio sales completed in the fourth quarter to date as discussed above.

•	Other than the above, guidance does not include the impact of:

•	any future debt repurchases prior to maturity or future debt issuances;

•	any future property sales or investments;

•	any future impairment losses;

•	any future NAREIT-compliant gains or losses; or

•	issuance of equity.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

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FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully-integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 66.1 million square feet of industrial space as of September 30, 2015. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe future plans, strategies and expectations of the Company, and are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land) in the Company’s current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; environmental liabilities; delays in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and those additional factors described under the “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

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A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call Thursday, October 29, 2015 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (866) 542-2938, passcode “First Industrial.” The conference call will also be webcast live on the “Investors” page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2015 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Statement of Operations and Other Data:
Total Revenues	$92,157	$86,361	$272,555	$254,266

Property Expenses	(28,044)	(27,262)	(85,662)	(84,499)
General and Administrative	(5,900)	(5,389)	(19,026)	(17,942)
Acquisition Costs	(45)	—	(364)	(111)
Impairment of Real Estate	(626)	—	(626)	—
Depreciation of Corporate FF&E	(179)	(137)	(520)	(388)
Depreciation and Other Amortization of Real Estate	(28,410)	(27,767)	(84,419)	(83,048)

Total Expenses	(63,204)	(60,555)	(190,617)	(185,988)

Gain on Sale of Real Estate	2,957	—	13,084	—
Interest Income	2	681	59	2,054
Interest Expense	(16,674)	(17,322)	(49,679)	(55,292)
Amortization of Deferred Financing Costs	(781)	(753)	(2,291)	(2,360)
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	(11,546)	—
Loss from Retirement of Debt	—	(32)	—	(655)

Income from Continuing Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax Benefit (Provision)	14,457	8,380	31,565	12,025

Equity in (Loss) Income of Joint Ventures (a)	(6)	(14)	61	3,508
Income Tax Benefit (Provision)	14	(103)	(127)	(192)

Income from Continuing Operations	14,465	8,263	31,499	15,341

Discontinued Operations:
Income Attributable to Discontinued Operations	—	504	—	1,642
Gain on Sale of Real Estate	—	13,428	—	14,483

Income from Discontinued Operations	—	13,932	—	16,125

Net Income	14,465	22,195	31,499	31,466

Net Income Attributable to the Noncontrolling Interest	(548)	(868)	(1,197)	(1,137)

Net Income Attributable to First Industrial Realty Trust, Inc.	13,917	21,327	30,302	30,329

Preferred Dividends	—	—	—	(1,019)
Redemption of Preferred Stock	—	—	—	(1,462)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$13,917	$21,327	$30,302	$27,848

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$13,917	$21,327	$30,302	$27,848

Depreciation and Other Amortization of Real Estate	28,410	27,767	84,419	83,048
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	—	404	—	2,230
Impairment of Depreciated Real Estate	626	—	626	—
Noncontrolling Interest	548	868	1,197	1,137
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	25	17	91
Non-NAREIT Compliant Gain (b)	(2,883)	(13,428)	(13,010)	(14,483)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	—	(63)	(3,346)

Funds From Operations (NAREIT) (“FFO”) (b)	$40,618	$36,963	$103,488	$96,525

Loss from Retirement of Debt	—	32	—	655
Restricted Stock/Unit Amortization	1,507	1,351	5,574	6,248
Amortization of Debt Discounts / (Premiums) and Hedge Costs	148	148	444	1,924
Amortization of Deferred Financing Costs	781	753	2,291	2,360
Depreciation of Corporate FF&E	179	137	520	388
Redemption of Preferred Stock	—	—	—	1,462
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	11,546	—
NAREIT Compliant Economic Gain (b)	(74)	—	(74)	—
One-Time Restoration Fee (c)	—	(1,014)	—	(2,236)
Non-Incremental Capital Expenditures (c)	(11,423)	(11,849)	(30,563)	(31,713)
Capitalized Interest and Overhead	(733)	(336)	(1,852)	(1,205)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,303)	(571)	(5,030)	(1,173)

Adjusted Funds From Operations (“AFFO”) (b)	$29,700	$25,614	$86,344	$73,235

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$13,917	$21,327	$30,302	$27,848

Interest Expense	16,674	17,322	49,679	55,292
Depreciation and Other Amortization of Real Estate	28,410	27,767	84,419	83,048
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	—	404	—	2,230
Impairment of Depreciated Real Estate	626	—	626	—
Preferred Dividends	—	—	—	1,019
Redemption of Preferred Stock	—	—	—	1,462
Income Tax (Benefit) Provision	(14)	103	127	192
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	11,546	—
Noncontrolling Interest	548	868	1,197	1,137
Loss from Retirement of Debt	—	32	—	655
Amortization of Deferred Financing Costs	781	753	2,291	2,360
Depreciation of Corporate FF&E	179	137	520	388
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	25	17	91
NAREIT Compliant Economic Gain (b)	(74)	—	(74)	—
Non-NAREIT Compliant Gain (b)	(2,883)	(13,428)	(13,010)	(14,483)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	—	(63)	(3,346)

EBITDA (b)	$58,164	$55,310	$167,577	$157,893

General and Administrative	5,900	5,389	19,026	17,942
Acquisition Costs	45	—	364	111
FFO from Joint Ventures (b)	6	(21)	(79)	(379)

Net Operating Income (“NOI”) (b)	$64,115	$60,678	$186,888	$175,567

Weighted Avg. Number of Shares/Units Outstanding - Basic	114,720	114,512	114,705	114,346
Weighted Avg. Number of Shares Outstanding - Basic	110,356	110,072	110,338	109,856

Weighted Avg. Number of Shares/Units Outstanding - Diluted	115,212	114,711	115,102	114,788
Weighted Avg. Number of Shares Outstanding - Diluted	110,848	110,271	110,735	110,298

Per Share/Unit Data:
FFO (NAREIT)	$40,618	$36,963	$103,488	$96,525
Less: Allocation to Participating Securities	(137)	(149)	(330)	(334)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$40,481	$36,814	$103,158	$96,191
Basic/Diluted Per Share/Unit	$0.35	$0.32	$0.90	$0.84

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$13,917	$21,327	$30,302	$27,848
Less: Allocation to Participating Securities	(50)	(90)	(141)	(123)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$13,867	$21,237	$30,161	$27,725
Basic/Diluted Per Share	$0.13	$0.19	$0.27	$0.25

Common Dividends/Distributions	$0.1275	$0.1025	$0.3825	$0.3075

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,268,420	$3,155,936
Real Estate and Other Assets Held For Sale, Net	7,460	15,413
Total Assets	2,706,680	2,576,511
Debt	1,470,844	1,343,764
Total Liabilities	1,626,946	1,483,476
Total Equity	$1,079,734	$1,093,035

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of depreciated real estate, minus non-NAREIT compliant gain. Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, minus general and administrative expenses and acquisition costs. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2015, include all properties owned prior to January 1, 2014 and held as an in-service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2014 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended September 30, 2015 and September 30, 2014, NOI was $64,115 and $60,678, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $110 and $(232), respectively. Also, excluded from SS NOI for the quarter ended September 30, 2014 is a one-time restoration fee of $1,014. Lease termination fees of $76 and $875 for the quarters ended September 30, 2015 and 2014, respectively, should also be excluded in order to calculate SS NOI w/o Termination Fees. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, acquisition costs, interest expense, depreciation and amortization, impairment charges, interest income, equity in income and loss from joint ventures, income tax benefit and expense, gains and losses on retirement of debt, sale of real estate, mark-to-market and settlement loss on interest rate protection agreements, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	A one-time 2014 restoration fee is excluded from the calculation of AFFO. The adjustment also reduced building improvements by $1,014 and $2,236 for the three and nine months ended September 30, 2014, respectively.